                                                                       EXHIBIT 4

(MULTICURRENCY--CROSS BORDER)

                                     ISDA(R)
                  International Swap Dealers Association, Inc.
                                MASTER AGREEMENT

                             dated as of 21 May 2002

                                      among

LEHMAN BROTHERS FINANCE S.A. ("PARTY A")

and  SMITHKLINE BEECHAM CORPORATION ("PARTY B")


have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.    INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    OBLIGATIONS

(a)   GENERAL CONDITIONS.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

LEHMAN BROTHERS FINANCE S.A.                 SMITHKLINE BEECHAM CORPORATION


By:    /s/Sean Moore                         By: /s/ Donald F. Parman
      ________________________________       ________________________________
      Name: Sean Moore                       Name: Donald F. Parman
      Title: Director                        Title: Vice President & Secretary


By:    /s/Petra Hohloch
      ________________________________
      Name: Petra Hohloch
      Authorised Signatory

                                                                EXECUTION COPY

                                    SCHEDULE

                                     TO THE

                              ISDA MASTER AGREEMENT

                           dated as of 21 May 2002

Between (1) LEHMAN BROTHERS FINANCE S.A. ("PARTY A") a company organised under the laws of Switzerland, and any successor thereof, and (2) SMITHKLINE BEECHAM CORPORATION ("PARTY B") a company organised under the laws of the State of Pennsylvania, and any successor thereof.

                               Scope of Agreement

Party A and Party B have entered into a confirmation dated 21 May 2002 (the "CONFIRMATION") that is expressed to be governed, subject to, and determined in accordance with the terms and conditions set out in this Agreement. Such Confirmation constitutes the sole Confirmation for the purposes of this Agreement and has the benefit of the Credit Support Documents set out in Part 4(f) to this Agreement. Party A and Party B intend that, subject to any agreement to the contrary, such Confirmation shall evidence the sole Transaction (the "TRANSACTION") with respect to this Agreement.

Part 1.     TERMINATION PROVISIONS.

(a)   "SPECIFIED ENTITY" does not apply.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to Party A and Party B and Specified Indebtedness in respect of Party B will have the meaning specified in paragraph 11 of Part 5 of this Schedule.

      "THRESHOLD AMOUNT" shall mean USD40 million for both Party A and Party B.

(d) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will apply to Party A and will apply to Party B.

(e) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will apply to Party A and will not apply to Party B, provided that there is an Event of Default under section 5(a)(vii)(1), (3), (4), (5), (6), or, to the extent analogous thereto, (8), and the Defaulting Party is governed by a system of law that does not permit termination to take place after the occurrence of such Event of Default, then the Automatic Early Termination provisions of Section 6(a) will apply.

(f) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e) of this Agreement:-

      (i)   Market Quotation will apply.

      (ii)  The Second Method will apply.

(g)   "TERMINATION CURRENCY" means United States Dollars.

(h)   Additional Termination Event will apply.

The following shall constitute Additional Termination Events:-

(i) RATINGS DECLINE IN RESPECT OF PARTY B. Party B, if at any time it is rated by Moody's Investors Service Inc. ("MOODY'S") or Standard & Poor's Ratings Group ("S&P"), or its Credit Support Provider (i) fails to maintain a long term senior unsecured debt rating of at least Baa2 as determined by Moody's; or (ii) fails to maintain a long term senior unsecured debt rating of at least BBB as determined by S&P; or (iii) ceases to be rated by either Moody's or S&P. For clarification, if Moody's and S&P assign ratings at different levels, the lower of such ratings shall be determinative. For the purpose of the foregoing Termination Event, Party B shall be the Affected Party.

(ii) RATINGS DECLINE IN RESPECT OF PARTY A. Party A, if at any time it is rated by Moody's Investors Service Inc. ("MOODY'S") or Standard & Poor's Ratings Group ("S&P"), or its Credit Support Provider (i) fails to maintain a long term senior unsecured debt rating of at least Baa2 as determined by Moody's; or (ii) fails to maintain a long term senior unsecured debt rating of at least BBB as determined by S&P; or (iii) ceases to be rated by either Moody's or S&P. For clarification, if Moody's and S&P assign ratings at different levels, the lower of such ratings shall be determinative. For the purpose of the foregoing Termination Event, Party A shall be the Affected Party.

Part 2.     TAX REPRESENTATIONS.

(a) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B will each make the following representation:-

      It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6(d)(ii) and 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

      The following representation will apply to Party A:

      It is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction."

      "Specified Treaty" means with respect to Party A: The Income Tax Convention between the United States and Switzerland.

      "Specified Jurisdiction" means with respect to Party A:  The United
      States

      THE FOLLOWING REPRESENTATION WILL APPLY TO PARTY B:

      Party A represents that it is a corporation duly organized and validly existing under the laws of the State of Pennsylvania.

Part 3.     AGREEMENT TO DELIVER DOCUMENTS.

      For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)   Tax forms, documents or certificates to be delivered are:-



    PARTY REQUIRED TO
    DELIVER DOCUMENT    FORM/DOCUMENT/CERTIFICATE             DATE BY WHICH TO BE DELIVERED
    Party B             One duly executed and completed         (i) Upon execution and delivery
                        U.S. Internal Revenue Service Form      of this Agreement, with such
                        W-9 (or successor thereto)              form to be updated at the
                                                                beginning of each succeeding
                                                                three calendar year period
                                                                beginning after execution of
                                                                this Agreement, or as otherwise
                                                                required under then applicable
                                                                U.S. Treasury Regulations; (ii)
                                                                promptly upon reasonable demand
                                                                by Party A; and (iii) promptly
                                                                upon learning that any Form W-9
                                                                (or any successor thereto) has
                                                                become obsolete or incorrect.


    Party A             One duly executed and completed         (i) Upon execution and delivery
                        U.S. Internal Revenue Service Form      of this Agreement, with such
                        W-8BEN (or successor thereto) on        form to be updated at the
                        which Party A claims exemption          beginning of each succeeding
                        from withholding as a resident of       three calendar year period
                        Switzerland.                            beginning after execution of
                                                                this Agreement, or as otherwise
                                                                required under then applicable
                                                                U.S. Treasury Regulations; (ii)
                                                                promptly upon reasonable demand
                                                                by Party B; and (iii) promptly
                                                                upon learning that any Form
                                                                W-8BEN (or any successor
                                                                thereto) has become obsolete or
                                                                incorrect.


(b)      Other documents to be delivered are:-


    PARTY REQUIRED TO                                                                                        COVERED BY SECTION
    DELIVER DOCUMENT    FORM/DOCUMENT/CERTIFICATE                          DATE BY WHICH TO BE DELIVERED     3(d) REPRESENTATION







Party A and Party B     Copy of authorised signature                       Upon execution of this Agreement      Yes
                        list or relevant pages of authorised               and thereafter on request
                        signature book setting out names,
                        positions and specimen signatures of
                        each person or persons authorised to
                        execute and deliver this Agreement.

    PARTY REQUIRED TO                                                                                        COVERED BY SECTION
    DELIVER DOCUMENT    FORM/DOCUMENT/CERTIFICATE                          DATE BY WHICH TO BE DELIVERED     3(d) REPRESENTATION

Party A and             A copy of a Resolution of the                      Upon execution of this             Yes
Party B                 Board of Directors pursuant to                     Agreement and thereafter
                        which each party is authorised                     on request
                        to enter into this Agreement
                        and each Transaction hereunder.

Party A and Party B     A copy of the annual report                        Upon request.                      Yes
                        of its Credit Support
                        Provider, containing audited
                        consolidated financial
                        statements for such fiscal
                        year certified by
                        independent public
                        accountants and prepared in
                        accordance with generally
                        accepted accounting
                        practices consistently
                        applied.

Party B                 An opinion of counsel to                           Promptly after execution of this   No
                        Party B substantially in the                       Agreement.
                        form of Exhibit C to this
                        Schedule.
Party A                 An opinion of counsel to Party A                   Promptly after execution of this   No
                        substantially in the form of                       Agreement
                        Exhibit D to this Schedule
Party B                 A guarantee of GlaxoSmithKline                     Upon execution of this Agreement.  Yes
                        plc in the form of Exhibit A to
                        this Schedule.
Party A                 A guarantee of Lehman Brothers                     Upon execution of this Agreement.  Yes
                        Holdings Inc. in the form of
                        Exhibit B to this Schedule.
Party A                  Process Agent letter                               Upon execution of this Agreement  No


Part 4.  MISCELLANEOUS.

(a)      ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:-

         Address for notices or communications to Party B:-

Address: GLAXO WELLCOME HOUSE, BERKELEY AVENUE, GREENFORD, MIDDLESEX, UNITED
         KINGDOM UB6 0NN

         Attention: THE TREASURER

         Facsimile No.:  020 8560 4672           Telephone No.: 020 8975 2000

         Address for notices or communications to Party A:-

         Address: TALSTRASSE 82, PO BOX 2828, CH-8021, ZURICH, SWITZERLAND

         Facsimile No.:  ++ 44 1287 8825         Telephone No.:  ++ 44 1287 8842

(b)      PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:-

         Party A appoints as its Process Agent  Lehman Brothers Inc.

         Party B appoints as its Process Agent GlaxoSmithKline plc

(c)      OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10(c) of this Agreement
         neither Party A nor Party B is         a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A, unless otherwise specified in a Confirmation in relation to the relevant Transaction; provided however, that if an Event of Default has occurred and is continuing and Party A is the Defaulting Party, Party B shall be the Calculation Agent.

(f)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:-

         In relation to Party B, the Credit Support Document are: (i) the Guarantee executed by GlaxoSmithKline plc in the form annexed hereto as Exhibit A and (ii) the Credit Support Annex to this Schedule.

         In relation to Party A, the Credit Support Documents are the Guarantee executed by Lehman Brothers Holdings Inc. in the form annexed hereto as Exhibit B and (ii) the Credit Support Annex to this Schedule.

(g) CREDIT SUPPORT PROVIDER. Credit Support Provider means, in relation to Party B, GlaxoSmithKline plc.

         Credit Support Provider means, in relation to Party A, Lehman Brothers Holdings Inc.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the state of New York (without reference to the choice of law doctrine).

(i) NETTING OF PAYMENTS. Sub-paragraph (ii) of Section 2(c) of this Agreement will not apply.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

Part 5.  OTHER PROVISIONS

         The following changes are made to this Agreement:-

1. the insertion of the words "ACCOUNT FOR OR" at the beginning of Section 2(d)(i)(2);

2.       the insertion of the words "ACCOUNTING OR" after "evidencing such" in
         Section 2(d)(i)(3);

3. the insertion of the word "MATERIALLY" after the word "likely" in line 3 of Section 3(c);

4. the insertion of the words "AND SUCH FAILURE IS, IN THE OPINION OF THE NON-DEFAULTING PARTY ACTING IN A COMMERCIALLY REASONABLE MANNER, MATERIAL IN THE CONTEXT OF ANY TRANSACTION" at the end of Section 5(a)(ii);

5.       (i)      The terms of Section 5(a)(vii)(4) of the Agreement are amended in their entirety as follows:

                  "(4)(A) INSTITUTES, OR HAS INSTITUTED AGAINST IT BY A REGULATOR, SUPERVISOR OR ANY SIMILAR OFFICIAL WITH PRIMARY INSOLVENCY, REHABILITATIVE OR REGULATORY JURISDICTION OVER IT IN THE JURISDICTION OF ITS INCORPORATION OR ORGANIZATION OR THE JURISDICTION OF ITS HEAD OR HOME OFFICE, A PROCEEDING SEEKING A JUDGMENT OF INSOLVENCY OR BANKRUPTCY OR ANY OTHER RELIEF UNDER ANY BANKRUPTCY OR INSOLVENCY LAW OR OTHER SIMILAR LAW AFFECTING CREDITOR'S RIGHTS, OR A PETITION IS PRESENTED FOR ITS WINDING-UP OR LIQUIDATION BY IT OR SUCH REGULATOR, SUPERVISOR OR OFFICIAL, OR (B) HAS INSTITUTED AGAINST IT A PROCEEDING UNDER THE LAWS OF OR IN THE COURTS OF A JURISDICTION IN WHICH THE PARTY, ITS CREDIT SUPPORT PROVIDER OR SPECIFIED ENTITY ARE INCORPORATED OR HAS ITS PRINCIPAL PLACE OF BUSINESS, SEEKING A JUDGMENT OF INSOLVENCY OR BANKRUPTCY OR ANY OTHER RELIEF UNDER ANY BANKRUPTCY OR INSOLVENCY LAW OR OTHER SIMILAR LAW AFFECTING CREDITORS' RIGHTS, OR A PETITION IS PRESENTED FOR ITS WINDING-UP OR LIQUIDATION, AND SUCH PROCEEDING OR PETITION IS INSTITUTED OR PRESENTED BY A PERSON OR ENTITY NOT DESCRIBED IN CLAUSE (A) AND EITHER (I) RESULTS IN A JUDGMENT OF INSOLVENCY OR BANKRUPTCY OR THE ENTRY OF AN ORDER FOR RELIEF OR THE MAKING OF AN ORDER FOR ITS WINDING-UP OR LIQUIDATION OR (II) IS NOT DISMISSED, DISCHARGED, STAYED OR RESTRAINED IN EACH CASE WITHIN FIVE LOCAL BUSINESS DAYS OF THE INSTITUTION OR PRESENTATION THEREOF;".

         (ii) The terms of Section 6(a) of the Agreement are amended by the replacement of the reference to "Section 5(a)(vii)(4)" with a reference to "Section 5(a)(vii)(4)(A)"

6. Section 5(b)(iv) of this Agreement is amended by deletion of the word "CREDITWORTHINESS" in Section 5(b)(iv) and the insertion in substitution therefor of "ABILITY" and the insertion of the words "TO MEET THE OBLIGATIONS CONTAINED IN THIS AGREEMENT" after the word "entity" in line 5 of that Section.

7. the deletion of Sections 7(a) and 7(b) and the insertion in substitution therefor of

         "(i) PARTY B MAY TRANSFER IN WHOLE BUT NOT IN PART ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AS SUPPLEMENTED BY ALL CONFIRMATIONS TO GLAXOSMITHKLINE PLC OR ANY AFFILIATE OF GLAXOSMITHKLINE PLC UPON 5 BUSINESS DAYS' PRIOR NOTICE, PROVIDED THAT (I) SUCH NOTICE IS ACCOMPANIED BY A WRITTEN INSTRUMENT PURSUANT TO WHICH THE TRANSFEREE ASSUMES THE RIGHTS AND OBLIGATIONS OF PARTY B SO TRANSFERRED WITH SUCH MODIFICATIONS RELATING TO TAXES AS ARE NECESSARY TO PRESERVE THE POSITION OF THE NON-TRANSFERRING PARTY, (II) IF SUCH TRANSFER IS TO AN ENTITY OTHER THAN GLAXOSMITHKLINE PLC, SUCH NOTICE IS ACCOMPANIED BY A GUARANTEE BY GLAXOSMITHKLINE PLC OF SUCH TRANSFEREE'S OBLIGATIONS IN SUBSTANTIALLY THE FORM OF THE CREDIT SUPPORT DOCUMENT EXECUTED BY GLAXOSMITHKLINE PLC, AND
                  (III) AS A RESULT OF SUCH TRANSFER NO EVENT OF DEFAULT OR TERMINATION EVENT WOULD OCCUR AND BE CONTINUING.

         (ii) PARTY A MAY TRANSFER IN WHOLE BUT NOT IN PART ITS RIGHTS AND OBLIGATIONS UNDER THIS AGREEMENT AS SUPPLEMENTED BY ALL CONFIRMATIONS TO LEHMAN HOLDINGS INC. OR ANY AFFILIATE OF LEHMAN HOLDINGS INC. PLC UPON 5 BUSINESS DAYS' PRIOR NOTICE, PROVIDED THAT (I) SUCH NOTICE IS ACCOMPANIED BY A WRITTEN INSTRUMENT PURSUANT TO WHICH THE TRANSFEREE ASSUMES THE RIGHTS AND OBLIGATIONS OF PARTY A SO TRANSFERRED WITH SUCH MODIFICATIONS RELATING TO TAXES AS ARE NECESSARY TO PRESERVE THE POSITION OF THE NON-TRANSFERRING PARTY, (II) IF SUCH TRANSFER IS TO AN ENTITY OTHER THAN LEHMAN HOLDINGS INC., SUCH NOTICE IS ACCOMPANIED BY A GUARANTEE BY LEHMAN HOLDINGS INC. OF SUCH TRANSFEREE'S OBLIGATIONS IN SUBSTANTIALLY THE FORM OF THE CREDIT SUPPORT DOCUMENT EXECUTED BY LEHMAN HOLDINGS INC. AND (III) AS A RESULT OF SUCH TRANSFER NO EVENT OF DEFAULT OR TERMINATION EVENT WOULD OCCUR AND BE CONTINUING."

8. the deletion of the words "OR ELECTRONIC MESSAGES ON AN ELECTRONIC MESSAGING SYSTEM" from Section 9(b);

9. Section 12 of the Agreement shall be amended by (1) deleting sub-paragraph a(ii) and sub-paragraph (a)(v), (2) adding "OR" at the end of sub-paragraph (a)(iii) and deleting "OR" at the end of sub-paragraph (a)(iv), and (3) deleting from paragraph (b) ",TELEX" from the first line, and "OR ELECTRONIC MESSAGING SYSTEM" from the second line.

10. the insertion of the words "NOTWITHSTANDING THE FOREGOING, "INDEMNIFIABLE TAX" ALSO MEANS ANY TAX IMPOSED IN RESPECT OF A PAYMENT UNDER THIS AGREEMENT BY REASON OF A CHANGE IN TAX LAW BY A GOVERNMENT OR TAXING AUTHORITY OF A RELEVANT JURISDICTION OF THE PARTY MAKING SUCH PAYMENT, UNLESS THE OTHER PARTY IS INCORPORATED, ORGANISED, MANAGED AND CONTROLLED OR CONSIDERED TO HAVE ITS SEAT IN SUCH JURISDICTION, OR IS ACTING FOR THE PURPOSES OF THIS AGREEMENT THROUGH A BRANCH OR OFFICE LOCATED IN SUCH JURISDICTION." at the end of the definition of "Indemnifiable Tax" in Section 14;

11. the deletion of the definition of "Specified Indebtedness" in Section 14 and the insertion of substitution therefor of ""SPECIFIED INDEBTEDNESS" MEANS ANY OBLIGATION (WHETHER PRESENT OR FUTURE, SECURED OR UNSECURED, AS PRINCIPAL OR OTHERWISE) FOR THE PAYMENT OR REPAYMENT OF MONEY BORROWED OR RAISED, BY WHATEVER MEANS (INCLUDING LETTERS OF CREDIT, BANKERS' ACCEPTANCES OR DOCUMENTARY CREDITS OR ANY GUARANTEE GIVEN IN RESPECT OF MONEY BORROWED) BUT EXCLUDING ANY OBLIGATIONS

         OWED BY ANY SUBSIDIARY OF A PARTY, ANY CREDIT SUPPORT PROVIDER OR A SPECIFIED ENTITY (OR ANY PARTY, ANY CREDIT SUPPORT PROVIDER OR ANY SPECIFIED ENTITY) TO ANY OTHER SUBSIDIARY OF THAT PARTY (OR THE RELATIVE PARTY, CREDIT SUPPORT PROVIDER OR SPECIFIED ENTITY).";

12.      the insertion of the following additional agreements:

         (a) ESCROW PAYMENTS. If by reason of the time difference between the cities in which payments are to be made, it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 p.m. (local time at the place for the earlier payment) on that date with an escrow agent selected by the party giving the notice, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay the costs of the escrow arrangements and shall cause those arrangements to provide that the intended recipient of the payment due to be deposited first shall be entitled to interest on that deposited payment for each day in the period of its deposit at the rate offered by the escrow agent for that day for overnight deposits in the relevant currency in the office where it holds that deposited payment (at 11:00 a.m. local time on that day) if that payment is not released by 5:00 p.m. local time on the date it is deposited for any reason other than the intended recipient's failure to make the escrow deposit it is required to make hereunder in a timely fashion.

         (b) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential transaction and (ii) agrees that any such recording may be submitted in evidence to any court or in any proceedings with respect to this Agreement or any Transaction thereunder.

         (c) For purposes of Sections 2(d)(i)(4) and 3(f), any payee tax representation specified in a Confirmation under this Agreement shall be deemed to be specified in this Schedule.

         (d) WAIVER OF TRIAL BY JURY. Insofar as is permitted by law, each party irrevocably waives any and all rights to trial by jury in any legal proceeding in connection with this Agreement or any Transaction, and acknowledges that this waiver is a material inducement to the other party's entering into this Agreement and each Transaction hereunder.

         (e) ACCURACY OF SPECIFIED INFORMATION. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited financial statements, a true and fair view of the affairs of the company".

         (f)      SET-OFF.


                  (1) In addition to any rights of set-off a party may have as a matter of law or otherwise, upon the occurrence of an Event of Default or an Additional Termination Event with respect to a party ("X"), the other party ("Y") will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation.)

                  (2) For the purpose of cross-currency set-off, Y may convert either obligation at the applicable market exchange rate selected by Y on the relevant date.

                  (3) If the amount of an obligation is unascertained, Y may in good faith estimate that amount and set-off in respect of the estimate, subject to the relevant party accounting to the other when the amount of the obligation is ascertained.

                  (4) This clause (f) shall not constitute a mortgage, charge, lien or other security interest upon any of the property or assets of either party to this Agreement.

         (g) REPRESENTATIONS. Section 3 is hereby amended by adding the following additional subsections:

         (h) NO AGENCY. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

         (i) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as that term is defined in Section 1a(12) of the Commodity Exchange Act of 2000, as amended.

         (j) NO RELIANCE. In connection with the negotiation of, the entering into, and the execution of, this Agreement, any Credit Support Document to which it is a party, and each Transaction hereunder, Party B acknowledges and agrees that:
                  (i) Party A is acting for its own account and is not acting as a fiduciary for, or a financial or investment advisor to Party B (or in any similar capacity); (ii) Party B is not relying upon any communications (whether written or oral) from Party A as investment advice or as a recommendation to enter into this Agreement, any Credit Support Document to which it is a party and each Transaction hereunder (other than the representations expressly set forth in this Agreement and in such Credit Support Document), it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction; (iii) Party B has not received from Party A any assurance or guarantee as to the expected results of any Transaction; and (iv) Party B has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own independent investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by Party A.

         (k) SWAP AGREEMENT. Without limiting any other protections under the Bankruptcy Code (Title 11 of the United States Code) (the "Bankruptcy Code"), the parties hereto intend for:


                  This Agreement and each Transaction to be a "swap agreement" as defined in the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Section 560 of the Bankruptcy Code.

                  A party's right to liquidate this Agreement or any Transaction and to exercise any other remedies upon the occurrence of any Event of Default or Termination Event under this Agreement or any Transaction to constitute a "contractual right" as described in Section 560 of the Bankruptcy Code.

                  Any cash, securities or other property provided as performance assurance, credit support of collateral with respect to this Agreement or any Transaction to constitute "transfers" under "swap agreement" as defined in the Bankruptcy Code.

                  All payments for, under or in connection with this Agreement or any Transaction, all payments for any securities or other assets and the transfer of such securities or other assets to constitute "transfers" under a "swap agreement" as defined in the Bankruptcy Code.

         (l) ADDITIONAL REPRESENTATIONS OF PARTY B. Party B represents to Party A (at all times until termination of this Agreement) that:

                  (i) It understands that the Transactions contemplated hereunder are subject to complex risks which may arise without warning, may at times be volatile, and that losses may occur quickly and in unanticipated magnitude.

                  (ii) It is a sophisticated investor able to evaluate the terms, conditions and risks of the Transactions contemplated hereunder and accepts such terms, conditions and risks.

                  (iii) It is capable of assuming and assumes, all risks (financial and otherwise) associated with the Transactions contemplated hereunder.

                  (iv) This Agreement and each Transaction have been, and will be, entered into not for the purpose of speculation but solely in connection with the portfolio management, asset, risk, and liability management and hedging activities of Party B.

                  (v) It is and will comply in all respects with all applicable laws and with rules, regulations, interpretations, guidelines, procedures, and policies of applicable regulatory authorities affecting Party B, this Agreement, the Transactions, or the performance of Party B's obligations hereunder.

         (m) TRANSACTIONS. With respect to each Option Transaction, Party B represents to Party A (at all times until termination of this Agreement) that Party B:

                  (i) understands that the Option Transactions have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and are being offered and sold in reliance on the exemption to the registration requirements of the Securities Act provided under Section 4(2) thereof:

                  (ii) understands and acknowledges that Party A has no obligation to register the Option Transactions under the Securities Act or any other United States federal or state securities law, and that the Option Transactions must be held indefinitely by the purchaser thereof unless subsequently registered under such securities laws or an exemption from such registration is available;

                  (iii) agrees that in the event that at some future time it wishes to dispose of the Option Transactions in whole or in part (such disposition currently not being foreseen or contemplated), it will not transfer the same except in a transaction exempt from or not subject to the registration requirements of the Securities Act; and

                  (iv) understands that each Confirmation may bear a legend to substantially the following effect:

                  THE SECURITIES REPRESENTED BY THE CONFIRMATION HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER UNITED STATES FEDERAL OR STATE SECURITIES LAWS; AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF APPROPRIATE REGISTRATION UNDER SUCH SECURITIES LAWS OR EXCEPT IN A TRANSACTION EXEMPT FROM OR NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS.

         (n) OUTSTANDING SPECIFIED TRANSACTIONS. Upon the effectiveness of this Agreement, unless otherwise agreed to in writing by the parties to this Agreement with respect to enumerated Specified Transactions, all Specified Transactions then outstanding between the parties shall be subject to the terms hereof.

         (o) DISCLOSURE OF DETAILS. The parties hereby irrevocably agree that each party may disclose details with respect to this Agreement and the Transactions documented hereunder to, and share information concerning this Agreement and the Transactions documented hereunder with, their respective branches and Affiliates.

         The parties executing this Schedule have executed the Master Agreement and have agreed as to the contents of this Schedule.

SMITHKLINE BEECHAM CORPORATION                  LEHMAN BROTHERS FINANCE S.A.
          Party B                                     Party A

/s/ Donald F. Parman                            /s/ Sean Moore
-----------------------------------             --------------------------------
Name:  Donald F. Parman                         Name:  Sean Moore
Title: Vice President & Secretary               Title: Director
Date:  May 21, 2002                             Date:


                                                /s/ Petra Hohloch
                                                --------------------------------
                                                Name: Petra Hohloch
                                                      Authorised Signatory

                                                           EXHIBIT A to Schedule

THIS DEED OF GUARANTEE is dated 21 May 2002 and made

BETWEEN:

(1)         GLAXOSMITHKLINE PLC (the "Guarantor"); and

(2)         LEHMAN BROTHERS FINANCE S.A. ("Party A").

BACKGROUND:

(A) Party A will enter into a Master Agreement (the "Agreement") with SmithKline Beecham Corporation ("Party B") of even date herewith and Party A and Party B expect to enter into one or more Transactions (as defined therein).

(B) It will be a condition of the entering into of any Transaction that the Guarantor guarantees the obligations of Party B in respect of such Transaction on the following terms and conditions.

THE PARTIES AGREE THAT:

            In this Guarantee, words and expressions, unless otherwise defined herein, or unless the context otherwise requires, have the meanings given to them in the Agreement and, in particular, "Agreement" includes each Confirmation exchanged between Party A and Party B confirming a Transaction.

            The Guarantor unconditionally and irrevocably guarantees that, if for any reason Party B does not pay any sum payable by it under the Agreement by the time and on the date specified for such payment, upon demand by Party A the Guarantor will pay that sum to or to the order of Party A in the Contractual Currency not later than the Local Business Day succeeding receipt of demand, if the Contractual Currency is sterling or US Dollars, and, otherwise, not later than the second Local Business Day succeeding receipt of demand.

            As between the Guarantor and Party A but without affecting Party B's obligations, the Guarantor will be liable under this Guarantee as if it were the sole principal debtor and not merely a surety. Accordingly, it will not be discharged, nor will its liability be affected, by anything which would not discharge it or affect its liability if it were the sole principal debtor (including: (i) any time, indulgence, waiver or consent at any time given to Party B or any other person; (ii) any amendment to any provision of this Guarantee or to the Agreement, any Confirmation or any Transaction or to any security or other guarantee or indemnity; (iii) the making or absence of any demand on Party B or any other person for payment;
            (iv) the enforcement or absence of enforcement of this Guarantee, the Agreement or of any security or other guarantee or indemnity;
            (v) the release of any such security, guarantee or indemnity; (vi) the dissolution, amalgamation, reconstruction or reorganisation of Party B or any other person; or (vii) the illegality, invalidity or unenforceability of or any defect in any provision of this Guarantee, the Agreement or any of Party B's obligations under the Agreement), provided, however, that the

            Guarantor shall be entitled to exercise any right that Party B could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to set-off, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B, but only to the extent such right is provided to Party B under the Agreement.

            The Guarantor's obligations under this Guarantee are and will remain in full force and effect by way of continuing security until no sum remains payable under this Guarantee or the Agreement. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise. The Guarantor irrevocably waives all notices and demands whatsoever.

            So long as any sum remains payable under this Guarantee or the Agreement any right of the Guarantor, by reason of performance of any of its obligations under this Guarantee, to be indemnified by Party B or to take the benefit of or to enforce any security or other guarantee or indemnity will be exercised and enforced by the Guarantor only in such manner and on such terms, as Party A may approve.

            Party A shall give prompt written notice to the Guarantor of any failure of Party B to pay when due any sum due under the Agreement but failure to give such notice shall not in any manner affect the rights of Party A under this Guarantee.

            The Guarantor shall reimburse Party A on demand for all out-of-pocket costs, expenses and charges (including without limitation reasonable fees and charges of legal counsel for Party A) incurred by Party A in connection with the performance or enforcement of this Guarantee.

            The following sections of the Agreement shall be deemed to be incorporated into this Guarantee, mutatis mutandis, as if references to "Agreement" were to "Guarantee":-

                       Section 2(d), except paragraph (i)(1) thereof;

                       Section 3, except clauses (e) and (f), in relation to the Guarantor only;

                       Section 4, except clause (d), in relation to the Guarantor only;

                       Section 7;

                       Section 8; and

                       Section 9, except clause (e).

            (A) Any notice or communication in respect of this Guarantee will be sufficiently given to a party if given in writing at the address set out below and will be effective on the day it is delivered (or if that day is not a Local Business Day, or if delivered after the close of business on a Local Business Day, on the first following day that is a Local Business Day).

               Address for notices or communications to the Guarantor:-

               GlaxoSmithKline plc,
               980 Great West Road
               Brentford,
               Middlesex TW8 9GS

               Attention: The Secretary

               Address for notices or communications to Party A:-
               Address: TALSTRASSE 82, PO BOX 2828, CH-8021, ZURICH, SWITZERLAND

               Facsimile No.:  ++ 44 1287 8825
               Telephone No.:  ++ 44 1287 8842

    (B) The Guarantor or Party A may by notice to the other change the address or telex number at which notices or communications are to be given to it.

            This Deed shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this document has been duly executed as a deed and is delivered as a deed on the date stated at the beginning of this Deed.

EXECUTED as a Deed by                   ) ......................................
GLAXOSMITHKLINE PLC                     ) Director
acting by a Director and a Secretary    )
in the presence of:                     ) ......................................
                                        ) Secretary

Witness' signature:            ......................
Witness' name:       ...........................
Witness' address:    ...........................
           ...........................
           ...........................

                                                           EXHIBIT B to Schedule

                   GUARANTEE OF LEHMAN BROTHERS HOLDINGS INC.

         LEHMAN BROTHERS FINANCE S.A. ("Party A") and SMITHKLINE BEECHAM CORPORATION ("Party B") have entered into a Master Agreement dated as of May 21, 2002, (the "Master Agreement"), pursuant to which Party A and Party B have entered and/or anticipate entering into one or more transactions (each a "Transaction"), the Confirmation of each of which supplements, forms part of, and will be read and construed as one with, the Master Agreement (collectively referred to as the "Agreement"). This Guarantee is a Credit Support Document as contemplated in the Agreement. For value received, and in consideration of the financial accommodation accorded to Party A by Party B under the Agreement, LEHMAN BROTHERS HOLDINGS INC., a corporation organized and existing under the laws of the State of Delaware ("Guarantor"), hereby agrees to the following:

         (a) Guarantor hereby unconditionally guarantees to Party B the due and punctual payment of all amounts payable by Party A under each Transaction when and as Party A's obligations thereunder shall become due and payable in accordance with the terms of the Agreement. In case of the failure of Party A to pay punctually any such amounts, Guarantor hereby agrees, upon written demand by Party B, to pay or cause to be paid any such amounts punctually when and as the same shall become due and payable.

         (b) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection.

         (c) Guarantor hereby agrees that its obligations under this Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Agreement against Party A (other than as a result of the unenforceability thereof against Party B), the absence of any action to enforce Party A's obligations under the Agreement, any waiver or consent by Party B with respect to any provisions thereof, the entry by Party A and Party B into additional Transactions under the Agreement or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (excluding the defense of payment or statute of limitations, neither of which is waived); provided, however, that Guarantor shall be entitled to exercise any right that Party A could have exercised under the Agreement to cure any default in respect of its obligations under the Agreement or to setoff, counterclaim or withhold payment in respect of any Event of Default or Potential Event of Default in respect of Party B or any Affiliate, but only to the extent such right is provided to Party A under the Agreement. The Guarantor acknowledges that Party A and Party B may from time to time enter into one or more Transactions pursuant to the Agreement and agrees that the obligations of the Guarantor under this Guarantee will upon the execution of any such Transaction by Party A and Party B extend to all such Transactions without the taking of further action by the Guarantor.

         (d) This Guarantee shall remain in full force and effect until such time as Party B shall receive written notice of termination. Termination of this Guarantee shall not affect Guarantor's liability hereunder as to obligations incurred or arising out of Transactions entered into prior to the termination hereof.

         (e) Guarantor further agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligation or interest thereon is rescinded or must otherwise be restored by Party B upon an Event of Default as set forth in
Section 5(a)(vii) of the Master Agreement affecting Party A or Guarantor.

         (f) Guarantor hereby waives (i) promptness, diligence, presentment, demand of payment, protest, order and, except as set forth in paragraph (a) hereof, notice of any kind in connection with the Agreement and this Guarantee, or (ii) any requirement that Party B exhaust any right to take any action against Party A or any other person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee.

         (g) Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein.

         (h) Guarantor shall reimburse Party B on demand for all out-of-pocket costs, expenses and charges (including without limitation reasonable fees and charges of legal counsel for Party B) incurred by Party B in connection with the performance or enforcement of this Guarantee.

         This Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine. All capitalized terms not defined in this Guarantee, but defined in the Agreement, shall have the meanings assigned thereto in the Agreement.

         Any notice hereunder will be sufficiently given if given in accordance with the provisions for notices under the Agreement and will be effective as set forth therein. All notices hereunder shall be delivered to Lehman Brothers Holdings Inc., Attention: Treasurer, 745 Seventh Avenue, 11th Floor, New York, NY 10019 USA (Facsimile No. 212-526-0039) with a copy to Lehman Brothers Finance S.A., Attention: Transaction Management at Talstrasse 82, PO Box 2828, CH-8021 Zurich, Switzerland (Telex No: 812 096 Answerback: LBFS CH, Facsimile No. 411-287-8825).

         IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be executed in its corporate name by its duly authorized officer as of the date of the Agreement.

                                     LEHMAN BROTHERS HOLDINGS INC.



                                     ----------------------------------------
                                     Name:

                                     Title:

                                     Date:

                                                           EXHIBIT C to Schedule

                  [Form of Opinion of Counsel for Party B](1)

[Date]


Lehman Brothers Finance S.A.
Talstrasse 82
PO Box 2828
CH-8021 Zurich
Switzerland

Ladies and Gentlemen:

         I have acted as counsel to ((Counterparty)), a ((entity_type)) corporation ("Party B"), and am familiar with matters pertaining to the execution and delivery of the Master Agreement (the "Master Agreement") dated as of ((as_of_date)) between Party B and Lehman Brothers Finance S.A. ("Party A").

         In connection with this opinion, I have examined, or have had examined on my behalf, an executed copy of the Master Agreement, certificates and statements of public officials and officers of Party B and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.

         Based on the foregoing but subject to the assumptions, exceptions, qualifications and limitations hereinafter expressed, I am of the opinion that:

         1. Party A is a((entity_type))duly organized, validly existing and in good standing under the laws of((cp_jurisdiction)).

         2. The execution, delivery and performance of the Master Agreement by or on behalf of Party A are within Party A's [corporate] power, have been duly authorized by all necessary [corporate] action and do not conflict with any provisions of Party As [articles of incorporation or by-laws].

         3. To the best of my knowledge no consent, authorization, license or approval of or registration or declaration with, any U.S. federal or state governmental authority is required in connection with the execution, delivery and performance of the Master Agreement by Party A.

         The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

         A. My opinion is subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent or other similar transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.


--------
(1) SUBJECT TO REVIEW

         B. I am a member of the Bar of the State of ((licensed State)) and render no opinion on the laws of any jurisdiction other than the laws of the State of ((cp_jurisdiction)), the federal laws of the United States of America and the General Corporation Law of the State of ((cp_jurisdiction)).

         C. My opinions are limited to the present laws and to the facts as they presently exist. I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions referred to in paragraph B above be changed by legislative action, judicial decision or otherwise.

         D. This letter is rendered to you in connection with the Master Agreement and the Guarantee and the transactions related thereto and may not be relied upon by any other person or by you in any other context or for any other purpose. This letter may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person, without the prior written consent of Party A, except that you may furnish copies hereof (i) to your independent auditors and attorneys, (ii) to any United States, state or local authority having jurisdiction over you or over Party B, (iii) pursuant to the order of any legal process of any court of competent jurisdiction or any governmental agency, and (iv) in connection with any legal action arising out of the Master Agreement.

         E. I have assumed with your permission (i) the genuineness of all signatures by each party other than Party A, (ii) the authenticity of documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies, and (iii) the due execution and delivery, pursuant to due authorization, of the Master Agreement by each party other than Party A.

                                                              Very truly yours,

                                                           EXHIBIT D to Schedule

                    [Form of Opinion of Counsel for Party A]

[Date]


Glaxo Wellcome House
Berkeley Avenue
Greenford, Middlesex
United Kingdom UB6 0NN

Ladies and Gentlemen:

                  I am acting in my capacity as internal Legal Counsel to Lehman Brothers Finance SA, a Swiss corporation ("Party A") and am familiar with matters pertaining to the execution and delivery of the Master Agreement (the "Master Agreement") dated as of ((as_of_date)), between Party A and ((counterparty)) ("Party B"). The Master Agreement is to be supplemented by confirmations of Transactions to be entered into by Party A and Party B from time to time (each a "Confirmation") and the Master Agreement, together with all such Confirmations, shall constitute one agreement (the "Agreement").

         In connection with this opinion, I have examined, or have had examined on my behalf, an executed copy of the Master Agreement, certificates and statements of public officials and officers of Party A and such other agreements, instruments, documents and records as I have deemed necessary or appropriate for the purposes of this opinion.

         I have assumed that the Agreement and the rights and obligations created thereby, are valid and binding in accordance with their respective terms under the laws governing the Agreement and that such choice of law to govern the Agreement is recognized by the competent courts.

Based upon the foregoing, I am of the opinion that:

         1. Party A is a corporation duly organized and validly existing under the laws of Switzerland.

         2. The execution, delivery and performance of the Master Agreement, in the case of Party A is within its corporate power, has been duly authorized by all necessary corporate action and does not, or, in the case of Party A with respect to each Confirmation, will not, conflict with any provision of its articles of incorporation or by-laws.

         3. To the best of my knowledge no consent, authorization, license or approval of or registration or declaration with, any Swiss governmental authority is required in connection with the execution, delivery and performance of the Master Agreement and each Confirmation, in the case of Party A.

         4. The present opinion is given in my capacity as internal Swiss Legal Counsel to Party A. In this opinion, I do not express or purport to express or imply any opinions with respect to any laws, rules or regulations other than the laws, rules and regulations of Switzerland in force and currently applied by the Swiss courts as of the date of this opinion.

         5. For the purpose of this opinion, I relied on information obtained from public records, officers of the Lehman Brothers Group and other sources believed by me to be responsible and assured that all the documents examined by me and the signatures of the officers appearing thereon were genuine.

         6. This opinion has been delivered to you in connection with the execution of the Master Agreement by Party A and may not be published or communicated to, or relied upon by any third party.

                                                               Very truly yours,

                                   ISDA(R)

              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the

                                MASTER AGREEMENT

                            DATED AS OF MAY 21, 2002

                                     BETWEEN

LEHMAN BROTHERS FINANCE S.A.                    SMITHKLINE BEECHAM CORPORATION
      ("PARTY A")                                     ("PARTY B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

PARAGRAPH 1. INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2.  SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without further action by either party.

                              CREDIT SUPPORT ANNEX
                             Elections and Variables
                            dated as of May 21, 2002

                                     between
                          LEHMAN BROTHERS FINANCE S.A.
                     (hereinafter referred to as "Party A")
                                       and
                         SMITHKLINE BEECHAM CORPORATION
                     (hereinafter referred to as "Party B")


PARAGRAPH 13.  ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex includes the following additional obligations: None.

(b)      CREDIT SUPPORT OBLIGATIONS.

         (i)      DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT

                  (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

                  (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

                  (C) "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3; provided, however, that in the event that the sum of the Independent Amounts applicable to Pledgor exceed zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor.

         (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL" for the party specified:

                                                                                                             VALUATION
                                                                                 PARTY A       PARTY B       PERCENTAGE
                 (A)      Cash, in the form of USD                               [X]           [X]            100%

                 (B)      negotiable debt obligations issued by the U.S.         [X]           [X]            100%
                          Treasury Department having a maturity at issuance of
                          not more than one year ("Treasury Bills").

                 (C)      negotiable debt obligations issued by the U.S.         [X]           [X]            100%
                          Treasury Department having a maturity at
                          issuance of more than one year but not more than
                          ten years ("Treasury Notes").
                 (D)      negotiable debt obligations issued by the U.S.         [X]           [X]            100%
                          Treasury Department having a maturity at
                          issuance of more than ten years ("Treasury
                          Bonds").

                                                                                                             VALUATION
                                                                                 PARTY A       PARTY B       PERCENTAGE
                 (E)      corporate securities rated Aa2 or better by            [X]           [X]            100%
                          Moody's Investors Service Inc. ("Moody's") and
                          AA or better by Standard & Poor's Ratings Group
                          ("S&P") having a maturity at issuance of not
                          more than ten years ("Corporate Securities").

                 (F)      G9 Government Securities (government securities        [X]           [X]            100%
                          issued by the governments of Japan, Germany,
                          France, Canada, Italy, United Kingdom, Belgium,
                          Netherlands, or Sweden that are rated Aa2 or better by
                          Moody's and AA or better by S&P having a maturity at
                          issuance of not more than ten years ("Government
                          Securities").

                 (G)      negotiable debt obligations which are fully            [X]           [X]            100%
                          guaranteed as to both principal and interest by
                          the Federal National Mortgage Association or the
                          Federal Home Loan Mortgage Corporation that are
                          not Pass-Throughs, multi-class or multi-branch
                          securities or paying interest only or principal
                          only  ("Agency Securities").
                 (H)      Other securities acceptable to the secured             [X]           [X]            To be
                          party: None, unless otherwise specified in the                                   determined
                          relevant Confirmation.

         (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified: Not applicable.

         (iv)     THRESHOLDS.

                  (A) "INDEPENDENT AMOUNT" (i) shall not be applicable with respect to Party A or Party B unless otherwise specified in a Confirmation, and (ii) to the extent applicable and notwithstanding anything to the contrary contained herein, shall not be subject to the Minimum Transfer Amount.

                  (B) "THRESHOLD" means, with respect to Party A, USD 100,000,000, provided that if an Event of Default or Additional Termination Event has occurred and is continuing with respect to Party A, then the Threshold with respect to such party shall be zero.

                           "THRESHOLD" means, with respect to Party B, USD 100,000,000, provided that if an Event of Default or Additional Termination Event has occurred and is continuing with respect to Party B, then the Threshold with respect to such party shall be zero.

                  (C) "MINIMUM TRANSFER AMOUNT" means, with respect to a party, USD25,000,000, provided that, notwithstanding anything to the contrary contained herein, and the Minimum Transfer Amount shall not apply to the Independent Amount, and provided further that if an Event of Default or Additional Termination Event has occurred and is continuing, then the Minimum Transfer Amount with respect to such party shall be zero.

                  (D) ROUNDING. The Delivery Amount and the Return Amount shall be rounded up and down respectively to the nearest integral multiple of USD 1,000.

(c)      VALUATION AND TIMING.

         (i)      "VALUATION AGENT" means Party A.

         (ii)     "VALUATION DATE" means any Local Business Day.

         (iii) "VALUATION TIME" means the close of business in the location where the relevant product is traded provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

          (iv) "NOTIFICATION TIME" means by 3:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. The following Termination Event(s) will be a "Specified Condition" for the party specified (that party being the Affected party if the Termination Event occurs with respect to that party):

                                                                              PARTY A                 PARTY B
                           Illegality                                           [ ]                     [ ]

                           Tax Event                                            [ ]                     [ ]

                           Tax Event Upon Merger                                [ ]                     [ ]

                           Credit Event Upon Merger                             [X]                     [X]

                           Additional Termination Event(s): as set              [X]                     [X]
                           forth in Part 1 (h)

(e)      SUBSTITUTION

         (i)      "SUBSTITUTION DATE" has the meaning specified in Paragraph
                  4(d)(ii).

         (ii) "CONSENT." The Pledgor need not obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d).

(f)      DISPUTE RESOLUTION

         (i) "RESOLUTION TIME" means 1:00 p.m., on the Local Business Day following the date on which notice is given that gives rise to a dispute.

         (ii) "VALUE." For the purpose of Paragraph 5(i)(c) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

                  With respect to any Treasury Bills, Treasury Notes, Treasury Bonds, Agency Securities, Corporate Securities or Government Securities (referred to herein as "Collateral Obligations") the sum of (I) (x) the mean of the mid-market prices quoted on such date by two mutually acceptable principal market makers for such Collateral Obligations, or (y) if no such quotations are available from two principal market makers for such date, a principal market maker's mid market quotation, if available, as of the day, next preceding such date, on which such quotation was available, or (z) if no mid-market price is available pursuant to subparagraph (y) hereof, a mid-market quotation provided by a principal market maker in the relevant market jointly appointed by Party A and Party B, in each case, multiplied by the applicable Valuation Percentage, plus (II) the accrued interest on such Collateral Obligations (except to the extent Transferred to a party pursuant to any applicable section of this Agreement or included in the applicable price referred to in (I) of this Clause) as of such date.

         (iii)    "ALTERNATIVE." Paragraph 5 will apply.

         (iv) In line 6 of Paragraph 5(i)(B), the words "the Valuation Agent's original calculation will be used for that Transaction (or Swap Transaction)" will be replaced with "the parties will jointly appoint a leading dealer in the relevant market to make such calculation which will be used for that Transaction (or Swap Transaction), the expenses of whom will be borne equally by the parties."

(g)      HOLDING AND USING POSTED COLLATERAL.

         (i)      "ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS."

                  Party B and/or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

                  (1)      Party B is not a Defaulting Party.


                  (2) The Custodian, if any, is a bank or trust company located in the State of New York having total assets of at least USD 1 billion.

                  Initially, the CUSTODIAN for Party B is: Not applicable.


                  Party A and/or its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

                  (1)      Party A is not a Defaulting Party.


                  (2) The Custodian, if any, is either a bank or trust company located in the State of New York having total assets of at least USD 1 billion or a wholly owned, direct or indirect, subsidiary of Lehman Brothers Holdings Inc.

                  Initially, the CUSTODIAN for Party A is: Lehman Brothers Inc.

         (ii) "USE OF POSTED COLLATERAL" The provisions of Paragraph 6(c) will apply to Party A and Party B.

(h)      DISTRIBUTIONS AND INTEREST AMOUNT.

         (i) "INTEREST RATE." Except as set forth in subparagraph (iii) below, the Interest Rate will be the rate per annum equal to USD LIBOR BBA with a Designated Maturity of one week as defined in the 2002 ISDA Definitions.

         (ii) "TRANSFER OF INTEREST AMOUNT." Except as set forth in subparagraph (iii) below, the Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b).

         (iii) "ALTERNATIVE TO INTEREST AMOUNT." The provisions of Paragraph 6(d)(ii) will apply, except as set forth below:

                  With respect to Posted Collateral in the form of Cash when Party A shall be the Secured Party and Party B shall be the Pledgor, Pledgor hereby instructs Secured Party to deposit such Cash with a money market fund offered by Federated Investors (the "Fund") in Secured Party's own name but for the account and at the risk of Pledgor. Except as provided in Paragraph 4(a), the Secured Party shall instruct the Fund to remit to Pledgor any interest or dividends earned on the Posted Collateral in the form of Cash so invested.

(i)      ADDITIONAL REPRESENTATION(S).  Not applicable.

(j)      "OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT."

         (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Not applicable.

         (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Not applicable.

(k) DEMANDS AND NOTICES. All demands, specifications and notices made by a party to this Annex will be made pursuant to the Notices Section of this Agreement.

(l)      ADDRESSES FOR TRANSFERS.

         Party B:

         (i) In the case of Cash, by wire transfer of immediately available funds for credit to a bank account of Party B to be designated in Party B's demand for the Delivery Amount or Return Amount, as applicable.

         (ii) In the case of securities or obligations that can be paid or delivered by book-entry (on the records of U.S. Federal Reserve Banks) by delivery to an account designated by Party B.

         Party A:

         (i) in the case of cash with respect to a Delivery Amount , as follows: at Citibank, N.A., New York, New York, ABA Number 021000089; Account Name: FAO

                  Lehman Brothers Holdings Inc. in the favor of LB Finance S.A., Account Number 40729568; or otherwise in accordance with any instructions provided by Party A; and in the case of cash with respect to a Return Amount, for credit to a bank account of Party A to be designated in Party A's demand for the Return Amount, as applicable.

         (ii) in the case of securities or obligations that cannot be paid or delivered by book-entry, deliver to Party A or (as instructed by Party A in writing) either Lehman Brothers Inc. or Lehman Government Securities Inc. as agent for Party A, definitive certificates for such Posted Collateral in suitable form for transfer or accompanied by duly executed instruments of transfer or appropriate updated powers of assignment duly executed in blank. All deliveries of certificated securities shall be made at the NSCC New York Window, NSC Clearing 0074, 55 Water Street, Plaza Level-3rd Floor, New York, NY 10041,
                  Attn: Ed O'Connell, a/c Lehman Brothers Inc.; Clearing Number #074, or such other account as is specified in a written notice furnished by Party A to Party B (which may be a Confirmation).

         (iii) In the case of securities or obligations that can be paid or delivered by book-entry (on the records of U.S. Federal Reserve Banks, unless otherwise in accordance with any instructions provided by Party A:

                  (A) securities or obligations issued or guaranteed by the government of the United States of America or any of its agencies or instrumentalities, credit Chase NYC/Lehman, ABA #021000021, Attn: Collateral Management 7th floor WFC;

                  (B) mortgage-backed securities paid or delivered through a U.S. Federal Reserve Bank, credit Chase NYC/LMBS, ABA #021000021, Attn: Collateral Management 7th floor WFC;


 (m)     OTHER PROVISIONS.

         (i) NO DISPOSITION. Without the prior written consent of Secured Party, Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, Posted Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Posted Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Annex.

         (ii) LOCAL BUSINESS DAY. For purposes of effecting a Transfer pursuant to this Annex, "Local Business Day" shall mean a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in both the jurisdiction of the party obligated to make such Transfer and the place, if different, where the relevant Eligible Collateral or Posted Collateral subject to such Transfer, is located.

         (iii) POSTED CREDIT SUPPORT. Line 1 and line 4 of Paragraph 10(b) of the Credit Support Annex are hereby amended by inserting the words "transfer, recording or other similar" before the word "taxes".

         (iv) CONTROL. Party A and Party B agree that all references herein to the "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                  Party A's Custodian (the "Custodian") has heretofore established an account, held in the name of "Lehman Brothers Inc. as Custodian for Lehman Brothers Finance S.A. as Pledgee for Smithkline Beecham Corporation" with Party B as "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), subject to the security interest of Party A ("Secured Party") (the "Account"), and maintained as a segregated account by the Custodian, as a custodian and as securities intermediary.

                  The Custodian hereby confirms and agrees that:

                  (i) The Custodian shall not change the name or account number of the Account without the prior written consent of the Secured Party;

                  (ii) All securities or other property in the form of an instrument or security underlying any financial asset credited to the Account shall, as applicable, be registered in the name of the Custodian, endorsed to the Custodian or in blank or credited to another securities account maintained in the name of the Custodian, and in no case will any financial asset credited to the Account be registered in the name of Party B, payable to the order of Party B or specially endorsed to Party B, except to the extent the foregoing have been specially endorsed to the Custodian or in blank;

                  (iii) All financial assets and funds delivered to the Custodian pursuant to the Agreement, including without limitation Posted Collateral, will be promptly credited to the Account; and

                  (iv) The Account is an account to which financial assets and funds are or may be credited.

                  The Custodian hereby agrees that each item of property (whether investment property, a financial asset, a security, an instrument or cash) credited to the Account shall be treated as a "financial asset" (within the meaning of Section 8-102(a)(9) of the UCC). If at any time the Custodian shall receive any "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) or other instruction from the Secured Party, including without limitation directing the transfer or redemption of any financial asset credited to the Account, the Custodian shall comply with such entitlement order or instruction without further consent by Party B or any other person. The Custodian shall not comply with any entitlement orders or other instructions originated by Party B with respect to the Account or the financial assets credited thereto without the prior written consent of the Secured Party, which consent may be granted or withheld by the Secured Party in its sole discretion.

                  Party B and the Secured Party hereby agree that (a) the Custodian is released from any and all liabilities to Party B and the Secured Party arising from the terms of this Agreement and this Annex and the compliance of the Custodian with the terms hereof, except to the extent that such liabilities arise from the Custodian's bad faith, willful misconduct or gross negligence and (b) Party B, its successors and assigns shall at all times indemnify and save harmless the Custodian from and against any loss, liability or expense incurred without bad faith, willful misconduct or gross negligence on the part of the Custodian, its officers, directors and agents, arising out of or in connection with the execution and performance of this Agreement or the maintenance of the Account, including the costs and expenses of defending themselves against any claim or liability in connection with the performance of any of their powers or duties hereunder, until the termination of this Agreement.

         (v) AMENDMENT TO PARAGRAPH 2. Paragraph 2 of the Credit Support Annex is hereby amended by adding the following phrase at the end of the first sentence: "or subject to Control as set forth in paragraph 13 (m)(iv)".

         The parties executing this Credit Support Annex have executed the Master Agreement and have agreed as to the contents of this Credit Support Annex.


 LEHMAN BROTHERS FINANCE S.A.                    SMITHKLINE BEECHAM CORPORATION
        Party A                                            Party B

/s/ Sean Moore                              /s/ Donald F. Parman
----------------------------------          -----------------------------------
Name: Sean Moore                            Name: Donald F. Parman
Title: Director                             Title: Vice President & Secretary
Date:                                       Date: May 21, 2002



    /s/    Petra Hohloch
   --------------------------
   Name: Petra Hohloch
         Authorised Signatory



                 LEHMAN BROTHERS INC.
By: Lehman Brothers Inc. as Custodian in respect of
Paragraph 13(m)(iii) of this Annex




Name:/s/ RAHUL KAKAR
 -----------------------------------
Name: RAHUL KAKAR
Title: Vice President
Date: May 21, 2002